Exhibit 99.1

ARGAN, INC. DECLARES REGULAR QUARTERLY DIVIDEND

OF $0.25 PER SHARE

April 11, 2022 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) announces that on April 8, 2022, its Board of Directors declared a regular quarterly cash dividend in the amount of $0.25 per share of common stock, payable April 29, 2022 to stockholders of record at the close of business on April 21, 2022.

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry, including the renewable energy sector. Argan’s service offerings focus on the engineering, procurement and construction of natural gas-fired power plants and renewable energy facilities, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company, and SMC Infrastructure Solutions, which provides telecommunications infrastructure services.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	David Watson
301.315.0027	301.315.0027